Mailing Address:
2150 Heritage Ave.
Okemos, MI 48864

J.M. WARREN LAW OFFICES, P.C.
Attorney at Law

J. Michael Warren

(517) 349-8600 (telephone)
(517) 349-3311 (fax)

September 2, 2009

Mark R. Doede, President
Integral Vision, Inc.
49113 Wixom Tech Drive
Wixom, MI 48993

Re: Registration Statement on Form S-1 for Integral Vision, Inc./Opinion on Legality

Dear Mr. Doede:

We have acted as special corporate Michigan counsel in connection with the registration Statement on Form S-1 ("Registration Statement") which is being filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Act") for the registration of up to 20,812,450 shares of common stock ("Shares") of Integral Vision, Inc. ("Company"). The Shares are issuable upon the exercise of warrants or conversion of notes ("Issuable Shares").

You have requested our opinion as to the legality of the Shares being registered in connection with the Registration Statement. For purposes of rendering this opinion, we have reviewed originals or copies of the Registration Statement prepared for the Company by Mazzeo Song & Bradham LLP, the Company's Articles of Incorporation, as amended through the date hereof, what the Company has presented to us as the present version of the Company's By-laws and the resolutions and other corporate action, records and other documents of the Company that provides for the issuance of the Shares (collectively, "Supporting Documents"). We have also relied upon, with your consent on behalf of the Company, the representations of the Company and its representatives as set forth in the Supporting Documents as to factual matters, and the certificates, assurances of public officials, and representations from representatives of the Company as we have deemed necessary for purposes of expressing our opinion herein (collectively, "Other Information"). In all cases, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of those documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company and its representatives. We have made no independent investigation of any of the facts stated in any of the foregoing, however, nothing has come to our attention that would

E-Mail Address: MichaelWarren@WarrenLaw2.com

lead us to believe that such facts are inaccurate, and we have relied upon such Supporting Documents and Other Information in expressing our opinion herein.

We have also assumed in rendering our opinion herein that no person or party has taken any action inconsistent with the terms of the Supporting Documents, Other Information, or as otherwise prohibited by law. We are admitted to practice law only in the State of Michigan, and we express no opinion concerning any laws of any jurisdiction other than the Business Corporation Act of the State of Michigan (which includes the statutory provisions and also all applicable provisions of the Michigan Constitution and reported judicial decisions interpreting these laws).

Based upon, and subject to the foregoing, to the best of our knowledge, it is our opinion that the Issuable Shares, when and if issued in accordance with the terms of the respective warrants and notes, will be duly and validly authorized for issuance and validly issued, fully paid, and non-assessable by the Company under the laws of the State of Michigan.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement, and the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the SEC.

This opinion is furnished pursuant to the request of the addressee hereof and the investors purchasing pursuant to the Registration Statement, and is rendered by us solely for the benefit of the addressee hereof and such investors in connection with the Registration Statement. We are not hereby assuming any responsibilities, professional or otherwise, to any other person or entity whatsoever.

Very truly yours,

J. M. Warren Law Offices, P.C.

By: J. Michael Warren

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E-Mail Address: MichaelWarren@WarrenLaw2.com